UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2010

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive		11050
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 11, 2010, Pall Corporation (the “Registrant”) announced that Donald Stevens, 65, will retire as the Registrant’s Chief Operating Officer and President Industrial effective immediately. Mr. Stevens will remain as President of the Registrant until July 31, 2010. A copy of the press release announcing Mr. Stevens’ retirement is attached hereto as Exhibit 99 and is incorporated herein by reference. The Registrant also announced that its Board of Directors (the “Board”) appointed Roberto Perez, 61, as Mr. Stevens’ successor as Chief Operating Officer effective May 11, 2010, upon which, Mr. Perez will step down from his current positions as Group Vice President and President Life Sciences. The Board also appointed Eric Krasnoff, 58, Chairman and Chief Executive Officer, as President of the Registrant effective upon Mr. Stevens’ departure. Mr. Krasnoff will assume his new role in addition to his current responsibilities.

Additional information regarding Mr. Perez and Mr. Krasnoff required by this Item 5.02 has been previously disclosed in the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and the Proxy Statement for the Registrant’s 2009 Annual Meeting of Shareholders, both as filed with the Securities and Exchange Commission on September 29, 2009 and October 9, 2009, respectively, and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release issued by Registrant on May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Francis Moschella
May 13, 2010	Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99	Press Release issued by Registrant on May 11, 2010.